                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following registration statements of our report dated February 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2003.

                FORMS S-3 REGISTRATION NOS.       FORMS N-4 REGISTRATION NOS.
                ---------------------------       ---------------------------
                        333-100068                         333-31288
                        333-102319                         333-72017
                        333-102325                         333-96115
                        333-104789                         333-102934
                        333-105208
                        333-105331
                        333-112233
                        333-112249


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 24, 2004